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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT of 1934


                                  June 25, 2002
                                  -------------
                        (Date of earliest event reported)


                         PARKVALE FINANCIAL CORPORATION
                         ------------------------------
                          (Exact name of Registrant as
                            Specified in its Charter)


Pennsylvania                     000-17411                  25-1556590
------------                     ---------                  ----------
(State or Other                 (Commission                 (IRS Employer
Jurisdiction of                 File Number)                Identification No.)
Incorporation)

         4220 William Penn Highway
          Monroeville, Pennsylvania                             15146
          -------------------------                             -----
 (Address of Principal Executive Offices)                      (Zip Code)


                         Registrant's telephone number,
                       including area code:(412) 373-7200









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Item 5. Other Events
        ------------

Attached as Exhibit 99.1 is a press release regarding exposure to WorldCom, Inc. The Company today announced that its wholly owned subsidiary Parkvale Bank has a $3.0 million investment in a note issued by WorldCom. The Company anticipates the change in market value of the WorldCom note will result in the Bank recording an impairment charge of approximately $2.6 million. Other items expected to affect June quarterly earnings are a $3.4 million charge related to the carrying value of foreclosed real estate, offset by security gains of $1.9 million. The combined effects of the above items are expected to decrease the June 2002 quarterly earnings by approximately $0.46 per share, which would represent a decrease of 76 percent compared to the earnings reported for the June 2001 quarter.


Item 7(c). Exhibits
99.1     Press Release of Parkvale Financial Corporation dated July 5, 2002.





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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 5, 2002                       Parkvale Financial Corporation
                          (Registrant)

                          By: /s/ Robert J. McCarthy, Jr.
                              ---------------------------
                                   Robert J. McCarthy, Jr.
                                   President and Chief Executive Officer



                                   /s/ Timothy G. Rubritz
                                   ----------------------
                                   Timothy G. Rubritz
                                   Vice President and Chief Financial Officer